UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2020

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events
Effective June 24, 2020, Vie-Del Company agreed to acquire from Constellation Brands U.S. Operations, Inc. (“CBUSO”), a wholly-owned subsidiary of Constellation Brands, Inc. (“Constellation”), CBUSO’s Mega Purple, Mega Red, MegaNatural, and Canandaigua Concentrate brands used in CBUSO’s concentrates and high-color concentrate business, and certain intellectual property, inventory, goodwill, interests in certain contracts, assets, and liabilities of CBUSO’s concentrates and high-color concentrate business (the “Concentrate Business Transaction”). The parties have also agreed to various covenants and arrangements to facilitate the Concentrate Business Transaction, in addition to the customary representations, warranties, covenants, and indemnities for a transaction of this type. The Concentrate Business Transaction also contemplates that as a condition to closing, the Federal Trade Commission shall have accepted for public comment a consent order relating to the previously disclosed transaction between Constellation and E. & J. Gallo Winery (“Gallo”) regarding the sale to Gallo of a portion of Constellation’s wine and spirits business principally consisting of various brands having a retail price of $11.00 and below, together with related inventory, intellectual property, interests in certain contracts, and interests in certain personal and real property, vineyards and facilities located in California, New York and Washington. The Concentrate Business Transaction is also subject to other customary and routine closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer